UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2019

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9300

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GHDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§240.12b—2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Merger Agreement

On July 28, 2019, Genomic Health, Inc., a Delaware corporation (“Genomic Health”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exact Sciences Corporation, a Delaware corporation (“Exact Sciences”), and Spring Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exact Sciences (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing, Merger Sub will merge with and into Genomic Health, with Genomic Health surviving (the “Surviving Corporation”) as a wholly owned subsidiary of Exact Sciences (the “Merger”).

Each share of common stock, par value $0.0001 per share, of Genomic Health (“Genomic Health Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (except for shares held by Genomic Health as treasury stock or held directly by Exact Sciences or Merger Sub, shares held by any wholly owned subsidiary of Genomic Health or Exact Sciences (other than Merger Sub), and shares held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the General Corporation Law of the State of Delaware and not effectively withdrawn or lost such holder’s rights to appraisal, which in each case will be treated as described in the Merger Agreement) will be converted into the right to receive (a) $27.50 in cash, without interest (the “Cash Consideration”), and (b) a number of shares (the “Stock Consideration”, and together with the Cash Consideration, the “Merger Consideration”) of common stock, par value $0.01 per share, of Exact Sciences (“Exact Sciences Common Stock”) equal to (i) 0.36854, if the average of the volume-weighted average prices per share of Exact Sciences Common Stock on the Nasdaq Stock Market for each of the fifteen consecutive trading days ending immediately prior to the closing date (the “measurement price”) is equal to or greater than $120.75, (ii) an amount equal to the quotient obtained by dividing $44.50 by the measurement price if the measurement price is greater than $98.79 but less than $120.75, and (iii) 0.45043, if the measurement price is equal to or less than $98.79, less any applicable withholding taxes.

As of the Effective Time, each outstanding Genomic Health stock option granted to a non-employee director of Genomic Health, whether or not vested, and each vested Genomic Health stock option will be canceled in exchange for the right to receive the Merger Consideration in an amount based on the spread between the Merger Consideration and the per share exercise price under such Genomic Health stock option, less applicable tax withholding. In addition, as of the Effective Time, each outstanding Genomic Health restricted stock unit granted to a non-employee director of Genomic Health will be canceled in exchange for the right to receive the Merger Consideration in respect of each share of Genomic Health Common Stock subject to such award. Each outstanding unvested Genomic Health stock option and outstanding Genomic Health restricted stock unit (other than any stock options or restricted stock units held by non-employee directors) will be assumed by Exact Sciences and converted into a corresponding award of Exact Sciences as of the Effective Time, in each case, as calculated in accordance with the formula set forth in the Merger Agreement and after appropriate adjustments to reflect the consummation of the Merger and the terms and conditions applicable to such awards immediately prior to the Effective Time.

The completion of the Merger is subject to customary conditions, including, among others, (1) the approval of the Merger by Genomic Health stockholders, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any order or law that has the effect of enjoining or otherwise prohibiting the completion of the Merger, (4) each party’s representations and warranties being true and correct as of the closing, generally to a “Material Adverse Effect” standard and (5) the approval for listing of the shares of Exact Sciences Common Stock forming part of the Merger Consideration on the Nasdaq Stock Market and the effectiveness of a registration statement on Form S-4 with respect to such Exact Sciences Common Stock. The completion of the Merger is not subject to the approval of Exact Sciences stockholders or the receipt of financing by Exact Sciences.

The Merger Agreement includes customary representations, warranties and covenants of Genomic Health, Exact Sciences and Merger Sub, including covenants to use their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement. Between the date of execution of the Merger Agreement and the Effective Time, Genomic Health has agreed to conduct its and its subsidiaries’ business in the ordinary course of business and in a manner consistent with past practice and to comply with certain operating covenants, and Exact Sciences has also agreed to comply with certain operating covenants.

Genomic Health also has agreed not to, and not to authorize, and to use reasonable best efforts not to permit, any of its representatives to initiate, seek, solicit, knowingly facilitate or knowingly encourage any third-party alternative acquisition proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. Prior to the approval of the Merger Agreement by Genomic Health stockholders and subject to certain notice and other specified conditions, the Genomic Health board of directors may, in connection with a superior proposal (as defined in the Merger Agreement), withdraw its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement to enter into a definitive merger agreement providing for such superior proposal if in each case the Genomic Health board of directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties. Prior to the approval of the Merger Agreement by Genomic Health stockholders and subject to certain notice and other specified conditions, the Genomic Health board of directors also may withdraw its recommendation in favor of adoption of the Merger Agreement (but not terminate the Merger Agreement) if, in connection with a material event or circumstance (other than an inquiry or proposal with respect to an alternative acquisition transaction) that was not known to the Genomic Health board of directors (or if known, the consequences of which were not known to the Genomic Health board) as of the date of the Merger Agreement, it determines in good faith that a failure to take such action would be inconsistent with its fiduciary duties.

The Merger Agreement includes termination provisions for both Genomic Health and Exact Sciences. The Merger Agreement provides that Genomic Health will be required to pay Exact Sciences a termination fee equal to $92.4 million if the Merger Agreement is terminated (i) by Genomic Health to enter into an agreement in respect of a superior proposal as described above or (ii) by Exact Sciences prior to the approval of the Merger Agreement by Genomic Health stockholders if (A) the Genomic Health board of directors withdraws its recommendation in favor of the adoption of the Merger Agreement, (B) Genomic Health or the Genomic Health board of directors fails to include its recommendation in favor of the adoption of the Merger Agreement in the proxy statement for the transaction or (C) the Genomic Health board of directors fails to publicly reaffirm its recommendation in favor of the adoption of the Merger Agreement in certain circumstances or fails to recommend against an alternative transaction that is a tender offer or exchange offer. The termination fee is also payable by Genomic Health to Exact Sciences if the Merger Agreement is terminated in certain circumstances and, within twelve (12) months of such termination, Genomic Health (i) consummates an alternative change of control proposal or (ii) enters into a definitive agreement with respect to, and subsequently consummates, an alternative change of control proposal.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Genomic Health, Exact Sciences or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Genomic Health, Exact Sciences or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Genomic Health’s public disclosures.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Felix J. Baker and Julian C. Baker, directors of Genomic Health, and certain funds advised by an entity affiliated with Felix J. Baker and Julian C. Baker, entered into voting agreements with Exact Sciences (each, a “Voting Agreement”) pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed, in their capacities as holders of shares of Genomic Health Common Stock, to vote all shares of Genomic Health Common Stock beneficially owned by such stockholders at the time of the stockholder vote on the Merger in favor of adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their shares of Genomic Health Common Stock into, any competing offer or acquisition proposal.  In addition, each stockholder party to a Voting Agreement waived appraisal rights and provided an irrevocable proxy to Exact Sciences to vote in favor of the Merger, including by voting for the adoption of the Merger Agreement.  As of the date of the Voting Agreements, an aggregate of 9,435,243 shares of Genomic Health Common Stock, representing approximately 25.3% of the outstanding shares of Genomic Health Common Stock, are subject to the Voting Agreements.  The foregoing description of the Voting Agreements is qualified in its entirety by reference to the forms of Voting Agreement, the full text of which are attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

*          *          *

Safe Harbor Statement

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Genomic Health by Exact Sciences. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include, but are not limited to: the ability of Genomic Health and Exact Sciences to receive the required regulatory approvals for the proposed acquisition of Genomic Health by Exact Sciences (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approval of Genomic Health’s stockholders and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the Merger Agreement; negative effects of the announcement or the consummation of the transaction on the market price of Exact Sciences’ and/or Genomic Health’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of Exact Sciences’ common stock to be issued in the transaction, significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed transaction cannot be realized in full or at all or may take longer to realize than expected; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of Genomic Health’s operations with those of Exact Sciences will be greater than expected; and the ability of Genomic Health and the combined company to retain and hire key personnel. There can be no assurance that the proposed acquisition or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of Exact Sciences and Genomic Health on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. These forward-looking statements are made only as of the date hereof and Genomic Health disclaims any obligation to update any forward-looking statement.

Additional Information

In connection with the proposed transaction, Exact Sciences will file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Exact Sciences and a proxy statement of Genomic Health (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to Genomic Health’s stockholders when it becomes available. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website (https://www.sec.gov) or from Exact Sciences or Genomic Health when it becomes available. The documents filed by Exact Sciences with the SEC may be obtained free of charge at Exact Sciences’ website at www.exactsciences.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Exact Sciences by requesting them by mail at Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, or by telephone at (608) 535-8815.  The documents filed by Genomic Health with the SEC may be obtained free of charge at Genomic Health’s website at www.genomichealth.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from Genomic Health by requesting them by mail at Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063, or by telephone at (650) 556-9300.

Participants in the Solicitation

Exact Sciences, Genomic Health and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Exact Sciences’ directors and executive officers is available in Exact Sciences’ proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2019, and Exact Sciences’ Current Report on Form 8-K, which was filed with the SEC on July 26, 2019. Information about Genomic Health’s directors and executive officers is available in Genomic Health’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2019, and Genomic Health’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.  Stockholders, potential investors and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Exact Sciences or Genomic Health as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2019, by and among Exact Sciences Corporation, Spring Acquisition Corp. and Genomic Health, Inc.*

99.1	Form of Voting Agreement, dated as of July 28, 2019, by and between Exact Sciences Corporation and certain stockholders of Genomic Health, Inc. parties thereto.

99.2	Form of Voting Agreement, dated as of July 28, 2019, by and between Exact Sciences Corporation and certain stockholders of Genomic Health, Inc. parties thereto.

99.3	Form of Voting Agreement, dated as of July 28, 2019, by and between Exact Sciences Corporation and certain stockholders of Genomic Health, Inc. parties thereto.

*                                         Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Genomic Health hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Genomic Health may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 30, 2019

GENOMIC HEALTH, INC.

By:	/s/ Jason W. Radford
Jason W. Radford
Chief Legal Officer